Exhibit 10.5

June 7, 2006

Panda Energy International, Inc.

4100 Spring Valley, Suite 1001

Dallas, Texas 75201

Re:	Reimbursement Regarding Development of Ethanol Production Facilities

Ladies and Gentlemen:

Reference is hereby made to that certain Securities Purchase Agreement, dated as of the date hereof, by and among Panda Ethanol, Inc., a Delaware corporation (“Panda Ethanol”), and certain purchasers of Panda Ethanol securities referenced therein (the “Purchase Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement (and the Disclosure Schedules thereto).

The purpose of this letter agreement is to reflect the understandings between Panda Ethanol and Panda Energy International, Inc., a Texas corporation (“PEII”), relating to past and ongoing financial support provided by PEII to Panda Ethanol in connection with its development of multiple ethanol production facilities. Reference is also made to that certain Transition Services Agreement dated as of the date hereof (the “TSA”), relating to certain payments to be made to or from Panda Ethanol after the date hereof. Panda Ethanol and PEII desire to formalize certain verbal agreements herein prior to the execution and delivery of the Purchase Agreement in order to provide written evidence to the Purchasers of these understandings and agreements going forward. This agreement is intended to set forth the entire agreement of the parties hereto with respect to the subject matter hereof.

Specifically, in consideration of the past financial support provided by PEII as its parent entity, Panda Ethanol hereby agrees as follows:

(i) Panda Ethanol shall reimburse PEII for the reasonable and customary direct and indirect costs and expenses incurred by PEII or its affiliates for the performance of services in connection with (A) the negotiation, execution and delivery of the Transaction Documents and the Merger Agreement and (B) ethanol project development activities up to the date of execution of the definitive agreements relating to the Senior Secured Project Debt and Subordinated Project Debt, less PEII’s current equity commitment to Panda Ethanol of $13.0 million. Panda Ethanol currently anticipates such net amount (the “PEII Reimbursement”) to be approximately $9.5 million, subject to final audit of Panda Ethanol. The PEII Reimbursement shall be paid to PEII from time to time upon entering into definitive agreements relating to project debt or other appropriate financial arrangements for each respective ethanol project (including the Senior Secured Project Debt and Subordinated Project Debt) in the applicable amounts allocable to each such project. Any costs or expenses incurred by PEII or any of its affiliates regarding Panda Hereford or other projects

June 7, 2006

owned by Panda Ethanol after execution of the definitive agreements relating to the Senior Secured Project Debt and Subordinated Project Debt shall be reimbursable pursuant to the TSA; it being understood that no other reimbursement of PEII or any of its affiliates shall be made by Panda Ethanol or any of its Subsidiaries, except as may be contemplated pursuant to Section 4.14 of the Purchase Agreement.

(ii) Panda Ethanol shall pay to PEII a development fee (the “Development Fee”) in the amount of $3.5 million upon entering into definitive agreements relating to the Senior Secured Project Debt and Subordinated Project Debt.

It is understood and agreed that the Purchasers under the Purchase Agreement have entered into the Purchase Agreement in reliance upon the terms of this letter agreement and no revisions or amendments to this letter agreement (written or oral) or any departures from this letter agreement with respect to the subject matter hereof may be made by PEII and/or Panda Ethanol without the written consent of Purchasers holding in excess of a majority of the Shares. The agreement set forth in the foregoing sentence shall be subject to the Purchasers holding at least four percent (4%) of the then outstanding Panda Ethanol equity securities.

Please sign and date this letter in the space provided below to confirm the understandings of the parties as set forth above, and return a signed copy to the undersigned.

Very truly yours,

PANDA ETHANOL, INC.

By:	/S/ MICHAEL TRENTEL
Name:	Michael Trentel
Title:	Chief Financial Officer

Acknowledged and Agreed:
PANDA ENERGY INTERNATIONAL, INC.

By:	/s/ MICHAEL TRENTEL
Name:	Michael Trentel
Title:	Chief Financial Officer